Exhibit A-13

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A CORPORATION

By Incorporator

The undersigned, pursuant to § 13.1-709 of the Code of Virginia, executes these articles and states as follows:

ONE

The name of the corporation is Best Cellars, Inc.

TWO

The name of the corporation is changed to Best Cellars VA Inc.

THREE

The foregoing amendment was adopted by the incorporator on April 9, 2002.

The undersigned declares that the facts herein stated are true as of April 9, 2002.

BEST CELLARS, INC.

By:	/s/ Kevin T. Oliveira

Kevin T. Oliveira

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

April 10, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of

Best Cellars VA Inc (formerly BEST CELLARS, INC. )

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective April 10, 2002, at 03:59 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By

Commissioner

02-04-10-0086

AMENACPT

ARTICLES OF INCORPORATION

OF

BEST CELLARS, INC.

I hereby associate to form a Corporation under the provisions of Title 13.1, Chapter 9, of the 1950 Code of Virginia, as amended, and to that end set forth the following:

1.	Name. The name of the Corporation is BEST CELLARS, INC.

2.	Purposes. The Corporation is organized to transact any or all lawful business for which corporations may be incorporated under the laws of the Commonwealth of Virginia.

3.	Authorized Stock. The number of shares which the Corporation will have authority to issue and the par value per share are as follows:

Class	Shares	Par Value

Common	1,000	$1.00

4.	Registered Agent and Registered Office. The post office address of the initial registered office of the Corporation is 9302 Lee Highway, Suite 1100, Fairfax, Virginia 22031. The name of the county in which the registered office is located is the County of Fairfax, Virginia. The name of the initial registered agent is Stephen J. O’Brien. Esquire, who is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar, whose business address is the same as the address of the initial registered office of the Corporation.

5.	No Preemptive Rights. The Corporation’s shareholders do not have the preemptive right to acquire proportional amounts of the Corporation’s unissued shares.

GIVEN UNDER MY HAND THIS 4th day of April, 2002.

/s/ Kevin T. Oliveira	(SEAL)
KEVlN T. OLIVEIRA
Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

April 5, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of

BEST CELLARS, INC.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective April 5, 2002.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By

Commissioner

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in this office by Best Cellars VA Inc.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: December 14, 2010
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0505